UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2012

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation.

On November 17, 2012, Accentia Biopharmaceuticals, Inc. (the “Company”) failed to pay an aggregate of $14.1 million in principal amount that became due on such date under a class of non-interest bearing convertible debentures issued in November 2010. As a result of this default, a default rate of 18% will begin accruing under the debentures, and the holders of such debentures further have the right to an additional default payment equal to 30% of the outstanding balance due. As of the date of this Form 8-K, none of the holders of the debentures have taken any action to secure a judgment against the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
Chief Executive Officer, President, and General Counsel

Date: November 23, 2012

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